U.S. Securities and Exchange Commission
                                Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported):  January 30, 2006


                               ADA-ES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                 000-50216               84-1457385
----------------------------      -----------          -----------------
(State or other jurisdiction     (Commission          (I.R.S. Employer
       of incorporation)          File Number)        Identification No.)


               8100 SouthPark Way, B, Littleton, Colorado           80120
               ------------------------------------------          --------
                 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (303)734-1727


                               Not Applicable
                              ----------------
         (Former name or former address, if changed since last  report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR
      240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

We entered into two agreements with The Babcock & Wilcox Company ("B&W"), effective as of January 30, 2006, under which we will supply mercury emissions control systems for two existing, and one new, coal-fired electric power generating units for a facility located in the Western United States. We are obligated to deliver the equipment to B&W (at the utility company's location) in several stages during the first half of 2007, and to assist in the installation and testing of the equipment. We will receive total payments under the agreements of approximately $2.53 million, with payments to be made to us upon the attainment of designated milestones that are customary for these types of agreements. If B&W elects early termination of the agreements not due to any fault of ours, we will be entitled to reimbursement for all costs incurred in performing the agreements through the date of termination (including costs incurred in terminating our performance and that of any subcontractors), plus an amount to compensate us for lost profits on all work completed under the agreements through termination. The agreements provide for liquidated damages ranging from $1,500 to $10,000 per day if we are unable to meet certain delivery obligations, subject to exceptions for delivery failures that are outside our control. We have previously entered into two agreements with B&W to supply mercury emissions control systems for two other electric utilities. For the first of such agreements, we delivered the required equipment on schedule in December 2005 and expect to assist in the installation and testing of the equipment in the first half of 2006. For the other agreement, we are on schedule with all designated milestones and expect to deliver, assist with installation and testing of the equipment later in 2006.



SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

					       	         ADA-ES, Inc.
						                 Registrant

Date:  February 3, 2006                          /s/ Mark H. McKinnies
                                              ----------------------
                                                 Mark H. McKinnies
                                         Senior VP & Chief Financial Officer